UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report
(Date of earliest
event reported):	December 28, 2007

The Middleton Doll Company
(Exact name of registrant as specified in its charter)

Wisconsin	0-22663	39-1364345
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

1050 Walnut Ridge Drive, Hartland, Wisconsin 53029-8303
(Address of principal executive offices, including zip code)
(262) 369-8163
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

        License Products, Inc., a subsidiary of The Middleton Doll Company (the “Company”), entered into a lease agreement for the Company’s headquarters building on November 30, 2007 with Welsh Pewaukee, LLC. Effective as of the close of business on January 4, 2008, the Company’s headquarters will be located at N22 W23977 Ridgeview Parkway, Suite 700, Waukesha, Wisconsin 53188. The Company is leasing 35,800 square feet of warehouse space and 3,539 square feet of office space. The lease is for a period of sixty-two months, unless terminated earlier pursuant to the terms of the lease agreement, commencing on January 1, 2008. The lease requires monthly payments of $15,735.60 for the first twelve months of the lease, the base rent, with scheduled increases to the base rent thereafter (the monthly rate for the last twelve months is $17,710.56) and no lease payment required for the twelfth and twenty-fifth months of the lease term. A copy of the lease agreement is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Current Report.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits. The following exhibit is being furnished herewith:

99.1	Industrial Lease, dated November 30, 2007, by and between License Products, Inc. and Welsh Pewaukee, LLC.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MIDDLETON DOLL COMPANY
(Registrant)
By: /s/ Craig R. Bald
Craig R. Bald
Chief Financial Officer, Vice President Finance
and Treasurer

Dated: December 28, 2007

Signature Page

THE MIDDLETON DOLL COMPANY

Exhibit Index to Current Report on Form 8-K dated December 28, 2007

Exhibit
Number                     Description

99.1	Industrial Lease, dated November 30, 2007, by and between License Products, Inc. and Welsh Pewaukee, LLC.

Exhibit Index